Exhibit 99.1
NEWS RELEASE DATED 10-24-2005

For Additional Information Contact:
Charles A. Caswell,	Jan H. Hollar,
Chief Financial Officer	Director of Finance
(704) 688-1112	(704) 688-4467
FOR IMMEDIATE RELEASE
October 24, 2005
First Charter Reports Record Quarterly Net Income of $12.1 Million
Announces Fourth Quarter Balance Sheet Initiatives to Improve Long-Term Financial Performance
Third Quarter 2005 Highlights
•	Net Income Rose to a Record $12.1 Million, or by 6%, Compared to Third Quarter 2004.

•	Noninterest Income Grew 6% Compared to Third Quarter 2004 on Higher Deposit, Mortgage and Insurance Revenues.

•	Total Loan Average Balances Grew $116.5 Million, or 17% Annualized, on a Linked-Quarter Comparison, Driven by Commercial and Consumer Loan Growth.

•	Core Deposit Balances Surged $159.4 Million, or Over 48% Annualized, on a Linked-Quarter Comparison.

•	Asset Quality Trends Remain Positive with Nonperforming Assets Down $6 Million From Third Quarter 2004.
CHARLOTTE, North Carolina — First Charter Corporation (NASDAQ: FCTR) today reported record quarterly net income of $12.1 million for the 2005 third quarter, or 39 cents on a fully diluted per-share basis. This represents a 6 percent increase in net income from $11.4 million, or 38 cents per fully diluted share in the same quarter a year ago.
For the first nine months of 2005, First Charter earned $33.6 million, or $1.10 per diluted share, compared to $30.8 million, or $1.02 per diluted share, a year earlier.
Return on average assets and return on average equity were 1.02 percent and 14.57 percent, respectively, for the third quarter of 2005 compared to 1.04 percent and 15.28 percent for the third quarter of 2004 and 1.00 percent and 14.12 percent for the second quarter of 2005.
“First Charter is pleased to report record earnings this quarter, despite the challenging interest rate environment in which we operate. We are particularly pleased by our ability to generate strong core deposit growth in this environment,” said Bob James, President & CEO of First Charter Corporation. “These results are a testament to the success of our community banking strategy and the attention our sales team places on every customer contact.”
Financial Highlights

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30
(Dollars in thousands, except per share data)	2005	2004	2005	2004
Earnings

Total revenues (1)	$48,133	$46,834	$143,128	$136,794
Net income	12,052	11,388	33,641	30,883
Diluted earnings per share	0.39	0.38	1.10	1.02

Financial Ratios

Return on average assets	1.02%	1.04%	0.99%	0.96%
Return on average equity	14.57	15.28	13.98	13.81
Efficiency-taxable equivalent ratio (2)	59.44	59.35	60.17	61.15

Average Balance Sheet

Loans, net	$2,904,954	$2,393,362	$2,749,716	$2,335,669
Securities	1,420,033	1,627,156	1,473,737	1,618,418
Total assets	4,665,301	4,343,207	4,551,516	4,290,442
Total deposits	2,812,165	2,586,524	2,707,776	2,524,190
Other borrowings	1,471,482	1,411,579	1,469,110	1,422,049
Shareholders’ equity	328,115	296,539	321,711	298,737

Asset Quality Ratios (3)

Past due loans over 30 days as a percentage of loans	0.56%	0.61%	0.56%	0.61%
Allowance for loan losses as a percentage of loans	1.02	1.11	1.02	1.11
Allowance for loan losses as a percentage of nonaccrual loans	421.30	188.66	421.30	188.66
Net charge-offs as a percentage of average loans-annualized	0.28	0.13	0.23	0.27

(1)	Net interest income plus noninterest income.

(2)	Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gains or losses on sale of securities.

(3)	Ratios exclude loans held for sale.
Raleigh Market Expansion
On October 3, 2005 First Charter opened its first financial center in Raleigh, offering a full suite of banking services to individuals and small businesses, commercial lending, mortgages, and brokerage services. First Charter had previously opened a loan production office in Raleigh in the first quarter of 2005. The Corporation expects to expand its presence in the Raleigh area by opening additional financial centers in 2006.

“Our entry into Raleigh represents a significant milestone in the evolution of First Charter. We entered Raleigh during the first quarter with a team of experienced lenders focused on personal mortgage and construction lending. Our achievements in the ensuing months confirmed our view that the Raleigh area is a great market, and our dedication to delivering exceptional service quality would be well received there,” James commented.
Additionally, First Charter opened new replacement financial centers in Monroe, NC and Concord, NC during the third quarter, providing an even greater level of service and convenience for customers in those markets. First Charter also added a new financial center in Charlotte on October 24, 2005, bringing the total number of financial centers to 55.
Double Digit Loan Growth in Third Quarter
Total loan average balances increased $511.6 million, or 21 percent, to $2.90 billion compared to the same quarter a year ago. This includes the purchase of $203.9 of adjustable rate mortgage (ARM) loans in the first quarter of 2005. Commercial and construction loan average balances increased $163.8 million, while consumer and home equity loan average balances increased $92.3 million. These both represent a 12 percent increase from the third quarter of 2004. Mortgage loan average balances increased $51.7 million, or 15 percent, excluding the first quarter mortgage loan purchase.
Total loans increased by $72.0 million, or 10 percent annualized, to $2.93 billion by quarter-end compared to June 30, 2005. Similar to last quarter, loan growth was concentrated in the loan categories with the highest risk adjusted rates of return. Commercial and construction loan balances increased $59.2 million, or 16 percent annualized while consumer and home equity loans increased $11.4 million, or 5 percent annualized, and mortgage loans increased $1.4 million, or 1 percent annualized.
Total loan average balances for the quarter were $116.5 million, or 17 percent higher on an annualized basis over the linked-quarter. Commercial and construction loan average balances increased $88.7 million, or 25 percent annualized, and consumer and home equity loan average balances increased $24.0 million, or 12 percent annualized.
Loan growth was largely due to strong performance in commercial lending. “Beginning in the first quarter of this year, First Charter expanded its emphasis on commercial lending,” James said. “The hiring of 10 new experienced commercial relationship officers in Charlotte and Raleigh, combined with our increased emphasis on commercial lending, is driving our growth in loans.”
Reduction of Securities Portfolio
The Corporation continues to reduce its securities portfolio as a part of its strategy to de-emphasize its reliance on securities portfolio earnings. During the third quarter of 2005, the securities portfolio was reduced by $38.7 million, or 11 percent annualized, as portfolio cash flows were primarily used to fund loan growth. Over the past year, the securities portfolio has been reduced by $256.5 million to $1.37 billion. As a result, the portfolio as a percent of earning assets has been reduced to 32 percent at September 30, 2005, from 40 percent at September 30, 2004. Additional reductions in the securities portfolio during the fourth quarter of 2005 are discussed later in this press release.

Core Deposit Focus Pays Dividends
First Charter made a concerted effort to promote core deposit (money market, demand and savings accounts) growth in the quarter. Total deposit average balances increased $122.8 million, or 18 percent annualized, to $2.81 billion compared to the previous quarter and by $225.6 million, or 8.7 percent, from the third quarter of 2004. Money market and non-interest bearing deposits were the key contributors to driving deposit growth in the quarter.
Average noninterest bearing deposits grew by $29.1 million, or 30 percent annualized, compared with the previous quarter and by $44.6 million, or 12 percent, from the third quarter of 2004. Money market, NOW, and savings account average balances grew by $56.9 million, or 25 percent annualized, compared with the previous quarter. Money market balance growth was concentrated in the second half of the quarter as evidenced by the $140.2 million increase in money market balances from June 30, 2005 to September 30, 2005. Retail certificates of deposit (CDs) average balances increased $11.8 million, or 5 percent annualized, compared with the previous quarter.
Net Interest Margin Impacted by Wholesale Borrowing Costs
The net interest margin on a tax equivalent basis decreased to 2.92 percent in the third quarter of 2005 from 3.10 percent for the same period in 2004 and 3.03 percent in the second quarter of 2005. Net interest income increased $0.4 million, or 1 percent, to $31.7 million compared to the third quarter of 2004, and decreased $0.2 million, or 1 percent, compared to the second quarter of 2005.
The pressure on the net interest margin is largely due to continued increases in wholesale borrowing costs and the relative reliance on floating-rate wholesale funding relative to total funding. Other borrowing costs (primarily wholesale funding) were 156 basis points higher in the third quarter of 2005 compared to the same quarter in 2004, while deposit yields increased 80 basis points over the comparable periods. In tandem, these factors combined to increase the cost of interest bearing liabilities by 108 basis points. In the third quarter of 2005, other borrowing costs rose 43 basis points while deposit yields rose only 27 basis points, leading to a 32 basis point increase in interest bearing liability costs.
Earning asset yields, particularly in the investment securities portfolio, did not rise sufficiently to offset higher funding costs. Loan yields increased by 106 basis points, while securities yields decreased 13 basis points comparing the third quarter of 2005 with the third quarter of 2004. A significant portion of the decrease in securities yields (6 basis points or $0.2 million in interest income) in the third quarter of 2005 was the result of a reduced dividend received during the third quarter from First Charter’s investment in Federal Home Loan Bank (FHLB) of Atlanta stock.
First Charter continued to diversify its wholesale funding sources as evidenced by a $101.0 million decrease in FHLB advances during the third quarter and a total reduction of $228.6 million year-to-date.
The balance sheet initiative discussed later in this press release is designed to improve the net interest margin in future periods.
On September 29, 2005 the Corporation and First Charter Capital Trust II completed the issuance and sale in a private placement of $25 million in floating rate preferred securities (Trust Preferred Securities) issued by the Trust. The Trust Preferred Securities mature on December 15, 2035 and are redeemable at the Corporation’s option (subject to prior approval from the Federal Reserve System Board of

Governors) beginning December 15, 2010. The proceeds served to strengthen the Corporation’s capital position and further diversify its wholesale funding sources. The transaction was priced at three-month Libor plus 142 basis points, with an initial interest rate of 5.56 percent.
Noninterest Income Benefits From Greater Fee Revenue
Noninterest income increased $1.0 million, or 6 percent, to $17.0 million from the third quarter of 2004. Increases in deposit, ATM, debit card, mortgage, insurance, and brokerage revenues were key contributors to the growth. The year over year comparison of noninterest income is impacted by several unique items which include: the recognition of $1.3 million in gains from securities sales in the third quarter of 2004 compared to none in the same quarter of 2005; a $0.3 million deposit and loan sale gain in the third quarter of 2004 compared to none in the same quarter of 2005; and $0.6 million of property sale gains in the third quarter of 2005 compared to no similar gain in the third quarter of 2004. Excluding these items, noninterest income increased $2.0 million, or 14 percent, compared to the third quarter of 2004.
Noninterest income decreased $0.3 million, or 2 percent, compared to the second quarter of 2005. Noninterest income in the second quarter of 2005 included $0.9 million related to bank owned life insurance payments that did not recur in the third quarter. In addition, insurance revenues decreased $0.3 million primarily due to seasonal factors and financial management income decreased $0.2 million. Partially offsetting these decreases were a $0.3 million increase in service charges and a $0.2 million increase in other noninterest income related to growth in ATM, debit card and other miscellaneous fees. In addition, property sale gains were $0.6 million in the third quarter of 2005 compared to $0.2 million in the second quarter of 2005.
Expenses Impacted by Personnel Costs
Noninterest expense increased $1.6 million, or 6 percent, to $28.9 million compared to the third quarter of 2004. Salaries and employee benefits increased $1.1 million, or 8 percent, primarily due to additional personnel, including the acquisition of an insurance agency during the fourth quarter of 2004. Data processing expenses increased $0.4 million primarily due to increased debit card processing expenses; and occupancy and equipment increased $0.2 million due to additional branch lease and depreciation expenses. These increases were partially offset by a $0.2 million decrease in professional fees.
Noninterest expense decreased $0.4 million, or 1 percent, compared to the second quarter of 2005. Noninterest expense for the second quarter of 2005 was impacted by the previously disclosed $1.1 million expense associated with a legacy employee benefit plan. Excluding this transaction, salaries and employee benefits increased $1.1 million as a result of one additional business day in the third quarter of 2005, additional personnel and increased commission-based compensation in the retail banking and brokerage services areas. Partially offsetting this increase was a $0.3 million decrease in occupancy and equipment.
Income Tax Expense
Income tax expense for the third quarter of 2005 was $4.4 million for an effective rate of 26.6 percent compared to $6.5 million for an effective rate of 36.3 percent for the third quarter of 2004. The decrease in tax expense was attributable to lower pre-tax income in the third quarter 2005 and the reduction in previously accrued taxes due to reduced risk on certain tax contingencies.

Efficiency Ratio
The efficiency ratio remained steady at 59.4 percent compared to the third quarter of 2004, and improved from 59.7 percent for the second quarter of 2005. The calculation of the efficiency ratio excludes the impact of securities sales.
Asset Quality Remains Positive
Nonperforming assets totaled $13.2 million at September 30, 2005, representing a $6.0 million decrease from a year ago and a $3.1 million decrease from June 30, 2005. The decline from June 30, 2005 was primarily due to a $2.8 million decrease in nonaccrual loans. Correspondingly, nonperforming assets as a percentage of total loans and other real estate owned fell to 0.45 percent at September 30, 2005 compared to 0.57 percent at June 30, 2005.
Net charge-offs increased to 0.28 percent of average total loans in the third quarter of 2005 from 0.13 percent in the same quarter a year ago, and 0.19 percent in the second quarter of 2005. Net charge-offs for the third quarter of 2004 were impacted by a large recovery on the sale of a previously charged-off loan.
The allowance for loan losses as a percentage of total loans was 1.02 percent in the third quarter of 2005, the same as the previous quarter and a decrease from 1.11 percent in the same quarter a year-ago. The lower allowance for loan loss ratio is related to the increased proportion of lower-risk mortgage loans in the loan portfolio and the Corporation’s improved credit quality trends. The provision for loan losses was $2.8 million for the three months ended September 30, 2005, exceeding net charge-offs of $2.0 million. For the three months ended September 30, 2004, the provision for loan losses was $1.6 million, exceeding net charge-offs of $0.8 million.
Fourth Quarter Subsequent Event — Balance Sheet Repositioning and Deleveraging
Highlights
•	Anticipate Significant Improvement in Net Interest Income and Net Interest Margin

•	Significant Reduction in Investment Securities and Wholesale Debt

•	Initiatives Require $20 Million After-Tax Charge in the Fourth Quarter of 2005, Remove Major Hurdle for First Charter Growth Strategy

•	Initiatives Improve First Charter’s Interest Rate Risk and Liquidity Risk Profile
On October 20 and 21, 2005 First Charter successfully executed a series of initiatives to reposition and deleverage its balance sheet. The Corporation expects that these initiatives will improve earnings and enhance its interest rate risk and liquidity risk profile. In addition, these initiatives will also improve the Corporation’s earnings quality and capital ratios. In executing this repositioning, First Charter will incur an approximate $20 million after-tax charge in the fourth quarter of 2005.
“These initiatives accelerate our plans to build a better company,” said Bob James. “With this step we have overcome a significant drag on earnings due to a balance sheet that was too reliant on outside funding and non-core assets and that distorted the performance of our core franchise. These initiatives simplify our balance sheet and improve our interest-rate and liquidity risk profiles. In addition, we expect that they will improve our earnings and our earnings quality, improve our net interest margin, and allow us to compete more effectively.”
Summary of Initiatives
First Charter deleveraged its balance sheet by approximately $446 million and significantly reduced its interest rate risk exposure to higher interest rates through the sale of $466 million in fixed-rate investment securities, and used the proceeds to extinguish approximately net $446 million in debt.
First Charter will recognize an approximate $20 million after-tax charge in the fourth quarter as a result of executing these initiatives.
Key Steps to First Charter’s Repositioned Balance Sheet Include:
1)	First Charter sold approximately $466 million in fixed rate investment securities with an average book yield of 3.50 percent and an average life of 3.1 years. First Charter incurred a charge of approximately $16.6 million ($10.6 million after-tax) on the securities sales.

2)	First Charter extinguished $222 million in debt and related interest rate swaps with an average effective cost of 3-Month LIBOR plus 183 basis points, or 5.67 percent currently. The remaining average life of the debt and swaps was about 4.2 years and maturities ranged from June 2006 to March 2011. First Charter incurred a charge of approximately $14.2 million ($9.1 million after-tax) to extinguish the debt and swaps.

3)	First Charter extinguished $25 million in debt with a fixed rate of 4.82 percent and a final maturity of June 2011. The debt had an embedded feature that terminates the note if 3-Month LIBOR reached or exceeded 7 percent during the life of the note. First Charter incurred a charge of approximately $0.5 million ($0.3 million after-tax) to extinguish this note.

4)	First Charter used the remaining surplus cash proceeds, inclusive of the Trust Preferred Securities proceeds previously discussed, or approximately $224 million, to extinguish short term debt, primarily with the FHLB, with an average floating rate of Fed Funds plus 25 basis points, or approximately 4.00 percent. First Charter did not incur any charge to repay this short term debt.
“We took these actions at this time because of the relatively low interest rate environment, the increased risks that interest rates will rise, our strong capital structure, and our enhanced financial management capabilities, “ James added.
“With these initiatives, First Charter has reduced the size of its investment portfolio as a percentage of total assets from 29 percent at the end of September, 2005 to approximately 22 percent,” said Charles Caswell, Executive Vice President and Chief Financial Officer. “In addition, First Charter has reduced its reliance on wholesale borrowings as a percentage of total liabilities from 41 percent at the end of September to approximately 34 percent.”

Earnings Guidance for 2005
As a result of the initiatives discussed, First Charter withdraws its 2005 earnings guidance. There are additional, non-balance sheet related, initiatives currently being explored that may impact earnings during the rest of 2005. First Charter anticipates providing earnings guidance for 2006 during its 2005 fourth quarter earnings webcast.
Conference Call
The First Charter executive management team will be available via telephone conference to discuss the contents of this press release on Tuesday, October 25, 2005 at 10:00 a.m. EDT. The following table outlines access information for the conference call and internet/audio replay:

	US/Canada Participants	International Participants

Live Conference Call	800-379-3953	706-679-5254
	ID # 1181432	ID # 1181432

Internet Live and Replay	www.FirstCharter.com	www.FirstCharter.com
	“Investor Relations” section	“Investor Relations” section
	SHOW # 255947	SHOW # 255947

Audio Replay	800-642-1687	706-645-9291
	ID # 1181432	ID # 1181432
Corporate Profile
First Charter Corporation is a regional financial services company with assets of $4.7 billion at September 30, 2005 and is the holding company for First Charter Bank. Today, First Charter operates 55 financial centers, four insurance offices and 112 ATMs located in 19 counties throughout North Carolina. First Charter also operates a loan origination office in Reston, VA. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Additional information about First Charter may be found by visiting www.FirstCharter.com or by calling 1-800-601-8471. First Charter’s common stock is traded under the symbol “FCTR” on the NASDAQ National Market.
Forward Looking Statements
This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements, and which may be beyond our control, include, among others, the following possibilities: (1) projected results in connection with management’s implementation of, or changes in, our business plan and strategic initiatives, including the balance sheet initiatives, are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions, including deposit attrition, customer retention and revenue loss, or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment, or interest rate policies of the Board of Governors of the Federal Reserve System, may reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto, including changes in accounting standards, may adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation; (11) our competitors may have greater financial resources and may develop products that enable them to compete more successfully in the markets in which we operate; and (12) changes in the securities markets, including changes in interest rates, may adversely affect our ability to raise capital from time to time. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.
INSERT PRESS RELEASE TABLES
Exhibit 99.2
POWERPOINT SLIDES TO BE INSERTED

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

Balance Sheet Repositioning Detail

(Dollars in thousands)

Investment Securities Sold

			Average Life
	Book Value	Book Yield	(in yrs)

Treasury, Agency bullet securities	$134,865	3.55%	3.1
Callable Agency securities	169,843	3.30	2.9
Mortgage Backed securities	161,377	3.68	3.4

	$466,085	3.50%	3.1
FHLB Fixed-Rate Advances — Swapped to Floating — Extinguished

Advance			Average Life				Pay Floating
Amount	Advance Rate	Maturity Date	(in yrs)	Swap Amount	Receive Rate	Libor +	Rate

$25,000	5.50%	3/14/2011	5.4	$25,000	5.50%	1.17%	5.02%
25,000	5.52	3/1/2011	5.4	25,000	5.52	1.12	4.99
30,000	4.58	2/2/2011	5.3	30,000	4.58	1.50	5.20
50,000	4.95	1/3/2011	5.2	50,000	4.95	1.68	5.73
26,000	5.96	2/2/2010	4.3	26,000	5.96	2.56	6.26
26,000	5.59	12/14/2009	4.2	26,000	5.59	2.28	6.14
40,000	4.60	6/5/2006	0.6	40,000	4.60	2.34	6.10

222,000	5.16%		4.2	222,000	5.16%	1.83%	5.67%
FHLB Fixed-Rate Advances — With Knockout Option— Extinguished

		Maturity	Average Life
Advance Amount	Advance Rate	Date	(in yrs)

25,000	4.82%	6/1/2011	5.7

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/2005	9/30/2004	Amount	Percentage

BALANCE SHEET
ASSETS:
Cash and due from banks	$123,489	$98,000	$25,489	26.0%
Federal funds sold	1,997	2,080	(83)	(4.0)
Interest earning bank deposits	5,885	9,259	(3,374)	(36.4)
Securities available for sale	1,374,163	1,630,655	(256,492)	(15.7)
Loans held for sale	7,309	5,468	1,841	33.7
Loans
Commercial Real Estate	795,362	788,539	6,823	0.9
Commercial Non Real Estate	227,762	210,214	17,548	8.3
Construction	484,911	345,178	139,733	40.5
Mortgage	582,673	331,249	251,424	75.9
Consumer	346,772	290,569	56,203	19.3
Home equity	492,881	459,527	33,354	7.3

Total loans	2,930,361	2,425,276	505,085	20.8
Less: Unearned income	(216)	(301)	85	(28.2)
Allowance for loan losses	(29,788)	(26,859)	(2,929)	10.9

Loans, net	2,900,357	2,398,116	502,241	20.9

Other assets	286,522	265,466	21,056	7.9

Total assets	$4,699,722	$4,409,044	$290,678	6.6%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$420,531	$368,156	$52,375	14.2%
Interest checking and savings	481,293	448,799	32,494	7.2
Money market deposits	580,312	544,663	35,649	6.5
Retail certificates of deposit	938,871	877,541	61,330	7.0
Wholesale certificates of deposit	451,986	317,903	134,083	42.2

Total deposits	2,872,993	2,557,062	315,931	12.4
Other borrowings
Retail other borrowings	116,562	128,903	(12,341)	(9.6)
Wholesale other borrowings	1,321,826	1,353,437	(31,611)	(2.3)

Total other borrowings	1,438,388	1,482,340	(43,952)	(3.0)
Other liabilities	57,296	60,991	(3,695)	(6.1)

Total liabilities	4,368,677	4,100,393	268,284	6.5

Total shareholders’ equity	331,045	308,651	22,394	7.3

Total liabilities and shareholders’ equity	$4,699,722	$4,409,044	$290,678	6.6%

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,749,716	$2,335,669	$414,047	17.7%
Securities	1,473,737	1,618,418	(144,681)	(8.9)
Interest earning assets	4,230,801	3,972,099	258,702	6.5
Assets	4,551,516	4,290,442	261,074	6.1
Noninterest bearing deposits	389,410	355,670	33,740	9.5
Interest checking and savings	466,083	446,786	19,297	4.3
Money market deposits	468,560	522,918	(54,358)	(10.4)
Retail certificates of deposit	981,677	900,190	81,487	9.1
Wholesale certificates of deposit	402,046	298,625	103,421	34.6
Deposits	2,707,776	2,524,190	183,586	7.3
Other borrowings	1,469,110	1,422,049	47,061	3.3
Interest bearing liabilities	3,787,476	3,590,569	196,907	5.5
Shareholders’ equity	321,711	298,737	22,974	7.7

	As of / For the Quarter Ended
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
MISCELLANEOUS INFORMATION
Common stock prices (daily close)
High	$25.73	$23.34	$25.74	$28.11	$24.50
Low	22.25	20.85	22.33	25.00	20.86
End of period	24.48	21.97	22.59	26.17	24.17
Book Value	10.82	10.73	10.31	10.47	10.35
Tangible Book Value	10.08	9.99	9.56	9.70	9.59
Market Capitalization	749,010,521	670,822,115	683,929,554	786,519,880	720,988,635
Weighted average shares — basic	30,575,440	30,409,307	30,234,683	29,973,996	29,810,917
Weighted average shares — diluted	30,891,887	30,679,636	30,630,601	30,605,826	30,231,191
End of period shares outstanding	30,596,835	30,533,551	30,275,766	30,054,256	29,829,898

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

BALANCE SHEET
ASSETS:
Cash and due from banks	$123,489	$104,886	$110,745	$90,238	$98,000
Federal funds sold	1,997	2,250	1,951	1,589	2,080
Interest earning bank deposits	5,885	3,167	5,507	6,184	9,259
Securities available for sale	1,374,163	1,412,885	1,440,494	1,652,732	1,630,655
Loans held for sale	7,309	8,159	6,006	5,326	5,468
Loans
Commercial Real Estate	795,362	785,718	774,088	776,474	788,539
Commercial Non Real Estate	227,762	219,029	210,990	212,031	210,214
Construction	484,911	444,125	347,877	332,264	345,178
Mortgage	582,673	581,257	582,893	347,606	331,249
Consumer	346,772	328,163	310,690	304,151	290,569
Home equity	492,881	500,080	477,884	467,166	459,527

Total loans	2,930,361	2,858,372	2,704,422	2,439,692	2,425,276
Less: Unearned income	(216)	(213)	(232)	(291)	(301)
Allowance for loan losses	(29,788)	(29,032)	(27,483)	(26,872)	(26,859)

Loans, net	2,900,357	2,829,127	2,676,707	2,412,529	2,398,116

Other assets	286,522	272,762	271,643	263,007	265,466

Total assets	$4,699,722	$4,633,236	$4,513,053	$4,431,605	$4,409,044

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$420,531	$406,982	$402,986	$377,793	$368,156
Interest checking and savings	481,293	475,643	472,063	468,292	448,799
Money market deposits	580,312	440,117	455,870	478,314	544,663
Retail certificates of deposit	938,871	994,671	971,199	967,884	877,541
Wholesale certificates of deposit	451,986	433,972	400,590	317,563	317,903

Total deposits	2,872,993	2,751,385	2,702,708	2,609,846	2,557,062
Other borrowings
Retail other borrowings	116,562	118,557	115,836	139,039	128,903
Wholesale other borrowings	1,321,826	1,384,765	1,335,920	1,310,697	1,353,437

Total other borrowings	1,438,388	1,503,322	1,451,756	1,449,736	1,482,340
Other liabilities	57,296	50,831	46,335	57,336	60,991

Total liabilities	4,368,677	4,305,538	4,200,799	4,116,918	4,100,393

Total shareholders’ equity	331,045	327,698	312,254	314,687	308,651

Total liabilities and shareholders’ equity	$4,699,722	$4,633,236	$4,513,053	$4,431,605	$4,409,044

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,904,954	$2,788,438	$2,551,876	$2,444,827	$2,393,362
Securities	1,420,033	1,441,853	1,560,874	1,637,050	1,627,156
Interest earning assets	4,331,780	4,236,232	4,122,175	4,101,708	4,035,259
Assets	4,665,301	4,543,846	4,439,768	4,426,604	4,343,207
Noninterest bearing deposits	417,013	387,898	372,861	388,725	372,424
Interest checking and savings	469,283	469,752	459,101	454,418	451,305
Money market deposits	495,401	438,065	471,955	520,187	557,015
Retail certificates of deposit	993,352	981,600	969,822	918,955	883,727
Wholesale certificates of deposit	437,116	412,075	356,057	331,875	322,053
Deposits	2,812,165	2,689,390	2,629,795	2,614,161	2,586,524
Other borrowings	1,471,482	1,491,636	1,443,909	1,441,129	1,411,579
Interest bearing liabilities	3,866,634	3,793,128	3,700,843	3,666,565	3,625,679
Shareholders’ equity	328,115	320,412	316,476	312,122	296,539

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/2005	9/30/2004	Amount	Percentage

INCOME STATEMENT
Interest income — taxable equivalent	$59,654	$47,594	$12,060	25.3%
Interest expense	27,990	16,287	11,703	71.9

Net interest income — taxable equivalent	31,664	31,307	357	1.1
Less: taxable equivalent adjustment	574	512	62	12.1

Net interest income	31,090	30,795	295	1.0
Provision for loan losses	2,770	1,600	1,170	73.1

Net interest income after provision for loan losses	28,320	29,195	(875)	(3.0)
Noninterest income	17,043	16,039	1,004	6.3
Noninterest expense	28,943	27,347	1,596	5.8

Income before income taxes	16,420	17,887	(1,467)	(8.2)
Income tax expense	4,368	6,499	(2,131)	(32.8)
Net income	$12,052	$11,388	$664	5.8%

EARNINGS PER SHARE DATA
Basic	$0.39	$0.38	$0.01	2.6%
Diluted	0.39	0.38	0.01	2.6
Weighted average shares — basic	30,575,440	29,810,917
Weighted average shares — diluted	30,891,887	30,231,191
Dividends paid on common shares	$0.190	$0.190	$—	—%

PERFORMANCE RATIOS
Return on average assets	1.02%	1.04%
Return on average equity	14.57	15.28
Efficiency — taxable equivalent (*)	59.44	59.35

	For the Three Months Ended
SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS	9/30/2005	9/30/2004
Noninterest income
Gain on sale of securities	$12	$1,267
Gain on sale of deposits and loans	—	339
Equity method investment loss	29	—
Gain on sale of properties	566	—

Notes:	Applicable ratios are annualized.

* —	Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/2005	9/30/2004	Amount	Percentage

INCOME STATEMENT
Interest income — taxable equivalent	$167,710	$138,809	$28,901	20.8%
Interest expense	73,012	46,018	26,994	58.7

Net interest income — taxable equivalent	94,698	92,791	1,907	2.1
Less: taxable equivalent adjustment	1,744	1,591	153	9.6

Net interest income	92,954	91,200	1,754	1.9
Provision for loan losses	7,548	6,600	948	14.4

Net interest income after provision for loan losses	85,406	84,600	806	1.0
Noninterest income	50,174	45,594	4,580	10.0
Noninterest expense	87,176	83,340	3,836	4.6

Income before income taxes	48,404	46,854	1,550	3.3
Income taxes	14,763	15,971	(1,208)	(7.6)

Net income	$33,641	$30,883	$2,758	8.9%

EARNINGS PER SHARE DATA
Basic	$1.11	$1.04	$0.07	6.7%
Diluted	1.10	1.02	0.08	7.8
Weighted average shares — basic	30,383,039	29,797,642
Weighted average shares — diluted	30,704,138	30,134,952
Dividends paid on common shares	$0.57	$0.56	$0.01	1.8%

PERFORMANCE RATIOS
Return on average assets	0.99%	0.96%
Return on average equity	13.98	13.81
Efficiency — taxable equivalent (*)	60.17	61.15

	For the Nine Months Ended
SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS	9/30/2005	9/30/2004
Noninterest income
Gain on sale of securities	$(19)	$2,087
Gain on sale of deposits and loans	—	339
Equity method investment loss	(203)	(300)
Gain on sale of properties	1,283	777
Bank owned life insurance payment	925	—
Noninterest expense
Employee benefit plan modification	1,079	—
Separation agreement	1,010	—
Financial management charge	166	—

Notes: Applicable ratios are annualized.

* -	Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

INCOME STATEMENT
Interest income — taxable equivalent
Interest and fees on loans	$45,941	$42,016	$36,499	$34,426	$31,406
Interest on securities	13,660	14,145	15,306	16,137	16,144
Other interest income	53	38	52	87	44

Total interest income — taxable equivalent	59,654	56,199	51,857	50,650	47,594

Interest expense
Interest on deposits	14,487	12,210	10,514	9,690	8,916
Other interest expense	13,503	12,104	10,194	8,585	7,371

Total interest expense	27,990	24,314	20,708	18,275	16,287

Net interest income — taxable equivalent	31,664	31,885	31,149	32,375	31,307
Less: Taxable equivalent adjustment	574	595	575	565	512

Net interest income	31,090	31,290	30,574	31,810	30,795
Provision for loan losses	2,770	2,878	1,900	1,825	1,600

Net interest income after provision for loan losses	28,320	28,412	28,674	29,985	29,195

Noninterest income
Service charges on deposit accounts	7,321	7,061	6,236	6,832	6,781
Financial management income	1,358	1,596	1,580	1,199	1,602
Gain (loss) on sale of securities	12	18	(49)	296	1,267
Gain on sale of deposits and loans	—	—	—	—	339
Loss from equity method investments	29	(174)	(58)	(49)	—
Mortgage loan fees	873	817	394	359	365
Brokerage services income	888	793	802	628	612
Insurance services income	2,796	3,099	3,512	3,140	2,464
Bank owned life insurance	863	1,762	827	856	860
Gain on sale of properties	566	188	529	—	—
Other noninterest income	2,337	2,157	2,041	2,041	1,749

Total noninterest income	17,043	17,317	15,814	15,302	16,039

Noninterest expense
Salaries and employee benefits	15,901	15,908	15,569	14,323	14,779
Occupancy and equipment	4,344	4,687	4,381	4,495	4,115
Data processing	1,310	1,333	1,321	1,221	945
Marketing	1,076	1,065	1,080	966	1,141
Postage and supplies	1,092	1,187	1,208	1,178	1,204
Professional services	2,064	1,984	1,913	2,237	2,264
Telephone	537	551	528	501	496
Amortization of intangibles	129	126	131	135	111
Other noninterest expense	2,490	2,523	2,738	2,621	2,292

Total noninterest expense	28,943	29,364	28,869	27,677	27,347

Income before taxes	16,420	16,365	15,619	17,610	17,887
Income tax expense	4,368	5,085	5,310	6,051	6,499

Net income	$12,052	$11,280	$10,309	$11,559	$11,388

EARNINGS PER SHARE DATA
Basic	$0.39	$0.37	$0.34	$0.39	$0.38
Diluted	0.39	0.37	0.34	0.38	0.38
Dividends paid on common shares	0.190	0.190	0.190	0.190	0.190

PERFORMANCE RATIOS
Return on average assets	1.02%	1.00%	0.94%	1.04%	1.04%
Return on average equity	14.57	14.12	13.21	14.73	15.28
Efficiency — taxable equivalent (*)	59.44	59.70	61.41	58.41	59.35
Noninterest income as a percentage of total income	35.41	35.63	34.09	32.48	34.25
Equity as a percentage of total assets	7.04	7.07	6.92	7.10	7.00
Tangible equity as a percentage of total assets	6.58	6.58	6.41	6.58	6.49
Tier 1 Capital to Risk Adjusted Assets	11.37	10.70	9.89	10.08	9.92
Total Capital to Risk Adjusted Assets	12.25	11.58	10.78	10.99	10.84

	As of / For the Quarter Ended
SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Noninterest income
Gain (loss) on sale of securities	$12	$18	$(49)	$296	$1,267
Gain on sale of deposits and loans	—	—	—	—	339
Recovery on sale of overdraft deposit accounts	—	—	—	222	—
Equity method investment loss	29	(174)	(58)	(49)	—
Gain on sale of properties	566	188	529	—	—
Bank owned life insurance payment	—	925	—	—	—
Noninterest expense
Employee benefit plan modification	—	1,079	—	—	—
Separation agreement	—	—	1,010	—	—
Financial management charge	—	—	166	—	—

Notes: Applicable ratios are annualized.

* -	Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	9/30/2005		6/30/2005		3/31/2005		12/31/2004		9/30/2004

ASSET QUALITY ANALYSIS
Allowance for Loan Losses
Beginning balance	$29,032		$27,483		$26,872		$26,859		$26,052
Provision for loan losses	2,770		2,878		1,900		1,825		1,600
Allowance related to loans sold	—		—		—		—		(35)
Charge-offs	(2,197)		(1,516)		(1,918)		(2,063)		(1,432)
Recoveries	183		187		629		251		674

Net charge-offs	(2,014)		(1,329)		(1,289)		(1,812)		(758)

Ending balance	$29,788		$29,032		$27,483		$26,872		$26,859

Nonperforming Assets and Loans 90 days or more past due accruing interest
Nonaccrual loans	$7,071		$9,858		$9,282		$13,970		$14,237
Other real estate	6,079		6,390		7,648		3,844		4,962

Total nonperforming assets	13,150		16,248		16,930		17,814		19,199

Loans 90 days or more past due accruing interest	—		—		—		—		56

Total	$13,150		$16,248		$16,930		$17,814		$19,255

Asset Quality Ratios (*)
Nonaccrual loans as a percentage of total loans	0.24%		0.34%		0.34%		0.57%		0.59%
Nonperforming assets as a percentage of total assets	0.28		0.35		0.38		0.40		0.44
Nonperforming assets as a percentage of total loans and other real estate	0.45		0.57		0.62		0.73		0.79
Net charge-offs as a percentage of average loans (annualized)	0.28		0.19		0.21		0.30		0.13
Allowance for loan losses as a percentage of loans	1.02		1.02		1.02		1.10		1.11
Ratio of allowance for loan losses to:
Net charge-offs (annualized)	3.73	x	5.45	x	5.26	x	3.73	x	8.91	x
Nonaccrual loans	4.21		2.95		2.96		1.92		1.89

	As of / For the Nine Months Ended		Increase (Decrease)

	9/30/2005	9/30/2004	Amount	Percentage
Allowance for Loan Losses
Beginning balance	$26,872	$25,607	$1,265	4.9%
Provision for loan losses	7,548	6,600	948	14.4
Allowance related to loans sold	—	(584)	584	(100.0)
Charge-offs	(5,631)	(6,489)	(858)	(13.2)
Recoveries	999	1,725	(726)	(42.1)

Net charge-offs	(4,632)	(4,764)	(132)	(2.8)

Ending balance	$29,788	$26,859	$2,929	10.9%

Asset Quality Ratios (*)
Net charge-offs as a percentage of average loans	0.23%	0.27%
Ratio of allowance for loan losses to net charge-offs	4.81x	4.23x

	For the Quarter Ended
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

ANNUALIZED INTEREST YIELDS / RATES (**)
Interest income:
Yield on loans and loans held for sale	6.28%	6.04%	5.80%	5.60%	5.22%
Yield on securities	3.84	3.92	3.92	3.94	3.97

Yield on interest earning assets	5.48	5.32	5.08	4.92	4.70

Interest expense:
Cost of interest bearing deposits	2.40	2.13	1.89	1.73	1.60
Cost of borrowings	3.64	3.21	2.82	2.37	2.08

Cost of interest bearing liabilities	2.87	2.55	2.25	1.98	1.79

Interest rate spread	2.61	2.77	2.83	2.94	2.91

Net yield on earning assets	2.92%	3.03%	3.06%	3.15%	3.10%

Notes:	Applicable ratios are annualized.
(*) — Excludes loans held for sale.
(**) — Fully taxable equivalent yields. The calculation of the yield on securities for 2004 has been adjusted to reflect a correction in the taxable equivalent adjustment.